EXHIBIT 3.2

                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                  eGLOBE, INC.

                  eGlobe, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify as follows:

     FIRST: That in accordance with the requirements of Section 242 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation, acting at a meeting of the directors of the Corporation at which a quorum was present duly adopted resolutions proposing and declaring advisable a prohibition on the acquisition by any person of more than 30% of the outstanding Common Stock or 40% of the Common Stock outstanding on a fully diluted basis except through a qualifying offer and recommending that such prohibition be submitted to the stockholders of the Corporation for their consideration, action and approval.

     SECOND: That the amendment to the Restated Certificate of Incorporation of the Corporation is as follows:

                           A new  ARTICLE  XI of  the  Restated  Certificate  of
Incorporation is hereby added which shall read as follows:

                                   ARTICLE XI

                        OWNERSHIP ABOVE SPECIFIED LEVELS
                        --------------------------------

         (a)      No person shall become an excess shares owner unless:

                  (1) Prior to such time the board of directors of the corporation approved such person becoming the owner of shares in excess of the permitted number (and in such case such person shall be permitted to acquire only up to the maximum number of shares approved by the board of directors to be acquired by such person);

                  (2) The transaction which resulted in the person becoming an excess shares owner constituted a qualifying offer; or

                  (3) At or subsequent to such time such person becoming the owner of shares in excess of the permitted number is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the

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         outstanding  voting stock which is not owned by the excess shares owner
         (and in such case such person shall be permitted to acquire only up to the maximum number of shares approved by the board of directors and stockholders to be acquired by such person).

         (b)      For purposes of this Article XI only, the term:

                  (1) "Affiliate" means a person that directly, or indirectly through 1 or more intermediaries, controls, or is controlled by, or is under common control with, another person.

                  (2) "Associate," when used to indicate a relationship with any person, means: (i) Any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly (including in street name accounts), the owner of 20% or more of any class of voting stock; (ii) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.

                  (3) "Common  stock" shall mean all classes or series of common
         stock  of  the  corporation   which  constitute  voting  stock  of  the
         corporation.

                  (4) "Control," including the terms "controlling," "controlled by" and "under common control with," means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract or otherwise. A person who is the owner of 20% or more of the outstanding voting stock of any corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary; Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing this section, as an agent, bank, broker, nominee, custodian or trustee for 1 or more owners who do not individually or as a group have control of such entity.

                  (5) "Excess shares" shall mean the excess of the number of shares of common stock held by an excess shares owner above the permitted number of shares of common stock.

                  (6) "Excess shares owner" shall mean the owner of more than the permitted number of shares of common stock, but shall not include
         (1) a person becomes the owner of more than the permitted number of shares of common stock inadvertently and (i) as soon as practicable divests itself of ownership

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         of sufficient shares so that the stockholder  ceases to be the owner of more than the permitted number of shares of common stock, and (ii) would not, at any time within the 3-year period immediately prior thereto, have been the owner of more than the permitted number of
         shares  of  common  stock  but  for  the  inadvertent   acquisition  of
         ownership, or (2) a person becomes the owner of more than the permitted number of shares of common stock as the result of action taken solely by the corporation; provided that such person shall be an excess shares owner if thereafter such person acquires additional shares of voting stock of the corporation, except as a result of further corporate action not caused, directly or indirectly, by such person.

                  (7) "Fully diluted" shall mean, as of any particular date, the total number of shares of common stock that would then be outstanding assuming (1) the conversion of all then outstanding convertible securities (including preferred stock of the corporation) where no price must be paid for conversion or the price, if any, is less than the then market price of the common stock, (2) the exercise of any then outstanding options, warrants or similar rights to acquire common stock or other securities of the corporation where the exercise price is less than the then market price of the common stock, and (3) the issuance of all securities (and the conversion of any convertible securities or exercise of options or warrants in accordance with clauses (1) and (2)) which are subject to achievement of performance criteria under a then existing contract, the terms of preferred stock or warrants, or other valid and binding arrangement.

                  (8) "Outstanding," with reference to stock (other than stock outstanding on a fully diluted basis), shall not include any unissued stock of the corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

                  (9) "Owner," including the terms "own" and "owned," when used with respect to any stock, means a person that individually or with or through any of its affiliates or associates:

                            (i)  Owns  such  stock,   directly   or   indirectly
                  (including in street name accounts); or

                           (ii) Has (A) when determining shares owned on a fully
                  diluted basis, the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (when determining shares owned on an outstanding basis, such shares shall not be considered owned); provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or

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                  exchange  offer  made by such  person or any of such  person's affiliates or associates until such tendered stock is accepted for purchase or exchange; or (B) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person's right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more persons; or

                           (iii) Has any agreement, arrangement or understanding
                  for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item
                  (B) of subparagraph (ii) of this paragraph), or disposing of such stock with any other person that owns, or whose affiliates or associates own, directly or indirectly (including in street name accounts), such stock.

                  (10) The "permitted number" of shares of common stock of the corporation shall be (i) one share less than the number of shares of common stock of the corporation constituting 30% of the outstanding common stock and (ii) one share less than the number of shares of common stock constituting 40% of the common stock then outstanding on a fully diluted basis.

                  (11) "Person" means any individual, corporation, partnership, unincorporated association or other entity.

                  (12)  "Qualifying   offer"  shall  mean  any  fully  financed,
         all-cash tender offer to purchase all of the outstanding shares of common stock, on a fully diluted basis: (i) that is subject to Section 14(d)(1) of the Securities Exchange Act of 1934, as amended; (ii) that is first proposed on or after June 16, 1999; and (iii) that is subject to no condition other than (A) the tender to the offeror of at least 85% of the shares of common stock outstanding at the time of commencement (as such term is used in Rule 14d-2 promulgated by the SEC under the Securities Exchange Act of 1934) of the offer, excluding for purposes of determining the number of shares outstanding those shares owned (I) by persons who are directors and also officers and (II) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, (B) the expiration of any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 applicable to the purchase of common stock pursuant to the offer, and (C) other customary conditions dealing with the following subjects: (1) pending or threatened legal or administrative proceedings, (2) governmental action or enactment or application of statutes or regulations, (3) extraordinary changes in economic or political conditions, (4) extraordinary actions or transactions

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         by  the  corporation  with  respect  to  its  capitalization,  and  (5)
         agreement with the corporation on an alternative transaction.

                  (13) "Redemption value" of a share of the corporation's stock of any class or series shall mean the average closing price for such a share for each of the 45 most recent days on which shares of stock of such class or series shall have been traded preceding the date on which notice of redemption shall be given pursuant to paragraph (e) of this
         Article XI; PROVIDED, HOWEVER, that if shares of stock of such class or series are not traded on any securities exchange or in the over-the-counter market, redemption value shall be determined by the board of directors in good faith. "Closing price" on any day means the reported closing sales price or, in case no such sale takes place, the average of the reported closing bid and asked prices on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sales price or bid quotation for such stock on the National Association of Securities Dealers, Inc. Automated Quotations system or any similar system then in use, or if no such prices or quotations are available, the fair market value on the day in question as determined by the board of directors in good faith.

                  (14) "Redemption date" shall mean the date fixed by the board of directors for the redemption of any shares of stock of the corporation pursuant to this Article XI.

                  (15) "Redemption securities" shall mean any debt or equity securities of the corporation, any of its subsidiaries or any other corporation, or any combination thereof, having such terms and conditions (including, without limitation, in the case of debt securities, repayment over a period of up to thirty years, or a longer period) as shall be approved by the board of directors and which, together with any cash to be paid as part of the redemption price, in the opinion of any nationally recognized investment banking firm selected by the board of directors (which may be a firm which provides other investment banking, brokerage or other services to the corporation), has a value, at the time notice of redemption is given pursuant to paragraph (e) of this Article XI, at least equal to the price required to be paid pursuant to paragraph (e) of this Article XI (assuming, in the case of redemption securities to be publicly traded, such redemption securities were fully distributed and subject only to normal trading activity).

                  (16)  "Stock" means capital stock of the corporation.

                  (17) "Voting stock" means, stock of any class or series entitled to vote generally in the election of directors and, with respect to any entity that is

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         not a corporation,  any equity  interest  entitled to vote generally in the election of the governing body of such entity.

         (c) The provisions of this Article XI shall not apply at any time when the corporation does not have a class of voting stock that is publicly traded.

         (d) All determinations regarding matters arising under this Article XI including without limitation determining the permitted number, the meaning or interpretation as of any particular date of the term fully diluted, and whether or not any offer is a qualifying offer, and resolving any ambiguity, shall be made by two-thirds of the directors.

         (e) If the board of directors shall at any time determine in good faith that any event has taken place that results in a person becoming an excess shares owner, the excess shares shall not have any voting rights. In addition, the corporation may take such action as it deems advisable, including, to the extent permitted by applicable law, to redeem the excess shares as provided below or, to the extent permitted by applicable law, to seek equitable relief, including injunctive relief, to enforce the provisions of this Article XI.

                  The terms and conditions of a redemption of excess shares, to the extent permitted by applicable law, shall be as follows:

                            (1) The redemption  price of the excess shares to be
                redeemed shall be equal to the lesser of (i) the redemption value or (ii) if such stock was purchased by the excess shares owner within one year of the redemption date, such excess shares owner's purchase price for such shares;

                            (2) The redemption  price of such shares may be paid
                in cash, redemption securities or any combination thereof;

                            (3) If less  than  all  the  shares  held by  excess
                shares owner are to be redeemed, the shares to be redeemed shall be selected in such manner as shall be determined by the board of directors, which may include selection first of the most recently purchased shares thereof, selection by lot or selection in any other manner determined by the board of directors;

                            (4) At least 30 days' written notice of the redemption date shall be given to the record holders of the shares selected to be redeemed (unless waived in writing by any such holder), provided that the redemption date may be the date on which written notice shall be given to record holders if the cash or redemption securities necessary to effect the redemption shall have been deposited in trust for the benefit of such record holders and subject to immediate withdrawal by

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                them upon surrender of the stock certificates of their shares to be redeemed.

                            (5) From and after the redemption  date, any and all
                rights of whatever nature which may be held by the owners of shares selected for redemption (including without limitation any rights to vote or participate in dividends declared on stock of the same class or series as such shares) shall cease and terminate and such owners shall thenceforth be entitled only to receive the cash or redemption securities payable upon redemption; and

                            (6) The redemption  shall be on such other terms and
                conditions as the board of directors shall determine.

         (f) Notwithstanding any other provisions of the certificate of incorporation or bylaws of the corporation, affirmative vote of at least 75% of the outstanding voting stock which is not owned by any excess shares owner shall be required to amend, alter, change, repeal, or adopt any provisions inconsistent with, the provisions of this Article XI.

                  THIRD: That thereafter, pursuant to resolution of the Board of Directors, at least a majority of the outstanding stock of the Corporation entitled to vote thereon, acting at a meeting of stockholders of the Corporation at which a quorum was present in accordance with the General Corporation Law of the State of Delaware, duly approved the aforesaid amendment to the Restated Certificate of Incorporation of the Corporation.

                  FOURTH: That the aforesaid amendment to the Restated Certificate of Incorporation of the Corporation was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.


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                  IN  WITNESS   WHEREOF,   the   Corporation   has  caused  this
Certificate of Amendment of Restated Certificate of Incorporation of the Corporation to be duly executed and acknowledged in accordance with Section 103 of the General Corporation Law of the State of Delaware on this 7th day of July, 1999.

                                           eGLOBE, INC.


                                           By: /S/ CHRISTOPHER J. VIZAS
                                               --------------------------
                                               Name: Christopher J. Vizas
                                               Title:  Chairman of the Board and
                                                       Chief Executive Officer